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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 10, 2002

Great Lakes REIT
(Exact name of Registrant as specified in its Charter)

Commission file number:    1-14307

Maryland (State or other jurisdiction of incorporation or organization)	36-4238056 (I.R.S. Employer identification no.)
823 Commerce Drive, Suite 300, Oak Brook, IL	60523
(Address of principal executive offices)	(Zip code)
(630) 368-2900 (Registrant's telephone number, including area code)

Item 5. Other Events.

        Great Lakes REIT owns a limited partnership interest and the sole general partnership interest in Great Lakes REIT, L.P. (the "Operating Partnership") totaling more than 99% of the outstanding partnership interests of the Operating Partnership. Great Lakes REIT, its subsidiaries and the Operating Partnership are referred to herein collectively as the "Company".

        On December 10, 2002, the Company completed a secured financing transaction (the "ING Loan") with Equitable Life Insurance Company of Iowa and Security Life of Denver Insurance Company (collectively, the "Lenders"). Pursuant to the terms of the ING Loan, the Operating Partnership is the primary borrower and Great Lakes REIT is a contingent guarantor of the ING Loan. The maximum amount available for borrowing under the ING Loan is $165 million.

        The ING Loan has four tranches, designated as Notes A, B, C and D, each of which is filed as an exhibit to this report. Each of the Notes has different financial terms. The Company borrowed $141.8 million at the closing of the ING Loan, representing the full principal balance under Notes A, B and C and a portion of the amount available under Note D, as described below. The proceeds from the ING Loan closing were used primarily to repay the outstanding balance under the Company's unsecured credit facility.

        Note A has a principal sum of $35 million, a fixed interest rate of 4.3% and a final maturity date of January 1, 2028. Note A is callable by the Lenders, without premium or penalty, on January 1, 2008, and thereafter on January 1, 2013, January 1, 2018 and January 1, 2023. In the event the Lenders exercise their right to call Note A as of January 1, 2008, the Company has the right under Note A to negate the call option of the Lenders and extend the term of Note A. In the event the Company exercised such right, the interest rate payable on Note A would float based upon an interest rate spread to be calculated at such time as specified in Note A. The Company would not thereafter have the right to extend Note A in the event the Lenders exercise their call option at one of the later call dates noted above.

        Note B has a principal sum of $40 million, a fixed interest rate of 4.77%, a principal amortization rate of twenty-five years, and matures January 1, 2028. Note B is callable by the Lenders, without premium or penalty, on January 1, 2010 and thereafter on January 1, 2015, January 1, 2020 and January 1, 2025.

        Note C has a principal sum of $50 million, a floating interest rate of LIBOR plus 1.35%, which rate adjusts on a monthly basis, and a final maturity date of January 1, 2028. Note C is callable by the Lenders, without premium or penalty, on February 1, 2008, and thereafter on February 1, 2013, February 1, 2018 and February 1, 2023. In the event the Lenders exercise their right to call Note C as of January 1, 2008, the Company has the right under Note C to negate the call option of the Lenders and extend the term of Note C. In the event the Company exercised such right, the interest rate payable on Note C would float based upon an interest rate spread to be calculated at such time as specified in Note C. The Company would not thereafter have the right to extend Note C in the event the Lenders exercise their call option at one of the later call dates noted above.

        Notes A, B and C provide for principal amortization over a 25-year period until the first call date of each Note. At that time the amortization payments are subject to adjustment based upon the elections of the parties. Notes A, B and C may not be prepaid without premium or penalty prior to the first date the Notes are callable as noted above. Following the first call date Notes A, B and C may only be prepaid without premium or penalty on the subsequent call dates noted above.

        The fourth tranche of the ING Loan, designated as Note D, is a revolving line of credit until January 1, 2008 as described below. The maximum principal amount available under Note D is $40 million and bears interest at a rate of LIBOR plus 1.60%, which rate adjusts on a monthly basis. Annual principal pay-downs of $1,000.00, are required on the balance outstanding under Note D until January 1, 2008, at which time any amounts outstanding under Note D will be converted into a term loan with principal amortization over the subsequent twenty-year period and no further borrowings under Note D will be permitted. Note D matures on January 1, 2031.

        The amount outstanding under Note D not fixed by the Company as noted below may be called by the Lenders without premium or penalty on January 1, 2008, January 1, 2010, January 1, 2013, January 1, 2018 and January 1, 2023. In the event the Lenders exercise their first call option on Note D, the Company has the right to negate the call option of the Lenders and extend the term of Note D. In the event the Company exercised such right, the interest rate payable on Note D would float based upon an interest rate spread to be calculated at such time as specified in Note D. The principal balance outstanding under Note D can be repaid without premium or penalty prior to February 1, 2007, the date Note D is first callable.

        Until December 31, 2005 the Company has the option to fix the interest rate on $15 million or more of the outstanding principal balance under Note D. At such time the Company may also specify a term for the fixed portion of the Note which term shall be no less than three years and no more than the lesser of seven years or the period of time remaining until January 1, 2010. The Lenders would thereafter have call rights on the fixed portion of Note D to be determined as specified in Note D.

        In connection with the initial borrowings under the ING Loan, the Company granted the Lenders first mortgages or deeds of trust on the following eighteen properties as collateral to secure the Company's obligations:

  (1)
  191 Waukegan Building, 191 Waukegan Road, Northfield, Illinois;

  (2)
  823 Commerce Building, 823 Commerce Drive, Oak Brook, Illinois;

  (3)
  Arlington Business Center, 3455 and 3550 Salt Creek Lane, Arlington Heights, Illinois;

  (4)
  Bannockburn Corporate Center, 3000 Lakeside Drive, Bannockburn, Illinois;

  (5)
  Centennial Center, 1900 East Golf Road, Schaumburg, Illinois;

  (6)
  Highpoint Business Center, 165, 175, and 185 Hansen Court, Wood Dale, Illinois;

  (7)
  Kensington Corporate Center, 1660 Feehanville Drive, Mount Prospect, Illinois;

  (8)
  Lisle Office Center, 3030 Warrenville Road, Lisle, Illinois;

  (9)
  One Century Centre, 1750 East Golf Road, Schaumburg, Illinois;

  (10)
  1111 Touhy Building, 1111 Touhy Avenue, Des Plaines, Illinois;

  (11)
  Brookfield Lakes Corporate Center, 150, 175 and 250 Patrick Boulevard, Brookfield, Wisconsin;

  (12)
  Corporate Woods, 375 Bishop's Way, Brookfield, Wisconsin;

  (13)
  One Riverwood Place, N17 W24222 Riverwood Drive, Pewaukee, Wisconsin;

  (14)
  Two Riverwood Place, N19 W24133 North Riverwood Drive, Pewaukee, Wisconsin;

  (15)
  777 Eisenhower Building, 777 Eisenhower Parkway, Ann Arbor, Michigan;

  (16)
  Tri-Atria Center, 32255 Northwestern Highway, Farmington Hills, Michigan;

  (17)
  Court International, 2550 University Avenue, St. Paul, Minnesota; and

  (18)
  Princeton Hill Corporate Center, 30 Merchant Street, Springdale, Ohio.

Item 7.

(c)
Exhibits

        The following exhibits are filed herewith:

Exhibit	Description
10.1	Loan Agreement dated December 10, 2002 between the Operating Partnership and Equitable Life Insurance Company of Iowa and Security Life of Denver Insurance Company.
10.2	Promissory Note A dated December 10, 2002 with a principal amount of $35 million.
10.3	Promissory Note B dated December 10, 2002 with a principal amount of $40 million.
10.4	Promissory Note C dated December 10, 2002 with a principal amount of $50 million.
10.5	Promissory Note D dated December 10, 2002 with a maximum principal amount of $40 million
10.6	Form of the Mortgage, Security Agreement, Financing Statement and Fixture Filing dated December 10, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes REIT (Registrant)
Date: December 23, 2002	By:	/s/ James Hicks James Hicks, Chief Financial Officer

EXHIBIT INDEX

10.1	Loan Agreement dated December 10, 2002 between the Operating Partnership and Equitable Life Insurance Company of Iowa and Security Life of Denver Insurance Company.
10.2	Promissory Note A dated December 10, 2002 with a principal amount of $35 million.
10.3	Promissory Note B dated December 10, 2002 with a principal amount of $40 million.
10.4	Promissory Note C dated December 10, 2002 with a principal amount of $50 million.
10.5	Promissory Note D dated December 10, 2002 with a maximum principal amount of $40 million.
10.6	Form of the Mortgage, Security Agreement, Financing Statement and Fixture Filing dated December 10, 2002.

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  Item 5. Other Events.
  Item 7.
SIGNATURES
EXHIBIT INDEX